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                                                                    EX-99B(6)(a)

                         FLAG INVESTORS FAMILY OF FUNDS
                             DISTRIBUTION AGREEMENT


         AGREEMENT made as of the 31st day of August, 1997, by and between each of the entities constituting the Flag Investors Family of Funds executing this Agreement below, each with its principal office and place of business at One South Street, Baltimore, Maryland 21202 (each a "Company"), and ICC Distributors, Inc., a Delaware corporation with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Distributor").

     WHEREAS, each Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, may issue its shares of common stock (the "Shares") in separate series and classes and continuously offers for sale its Shares to the public; and

     WHEREAS, the Distributor is registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other securities dealers;

         WHEREAS, each Company offers Shares in one or more series as listed in Appendix A hereto (each such series, together with all other series subsequently established by a Company and made subject to this Agreement in accordance with Section 16, being herein referred to as a "Fund," and collectively as the "Funds") and each Company offers shares of one or more classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by a Company in a Fund being herein referred to as a "Class," and collectively as the "Classes");

     WHEREAS, each Company desires that the Distributor offer the Shares of each Fund and Class thereof to the public and the Distributor is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Funds and facilitate the distribution of the Shares;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, each Company individually and separately and the Distributor hereby agree as follows:

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     SECTION 1.  DELIVERY OF DOCUMENTS AND APPOINTMENT

     (a) Each Company has delivered to the Distributor properly certified or authenticated copies of its Articles of Incorporation and Bylaws (collectively, as amended from time to time, "Organic Documents"), the Company's Notification of Registration filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to Section 8(a) of the 1940 Act on Form N-8A under the 1940 Act, the Company's Registration Statement and all amendments thereto filed with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement") and the current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and shall promptly furnish the Distributor with all amendments of or supplements to the foregoing, each properly certified or authenticated. In addition, each Company shall furnish the Distributor with properly certified or authenticated copies of all documents, notices and reports filed with the SEC.

     (b) Each Company has delivered to the Distributor certified resolutions of the Company's Board of Directors (each a "Board") of the resolutions of its Board authorizing the appointment of the Distributor as distributor and approving this Agreement.

     (c) Each Company hereby appoints the Distributor as the principal underwriter and distributor of its Funds to sell the Shares of the Funds to the public and hereby agrees during the term of this Agreement to sell Shares of its Funds to the Distributor upon the terms and conditions herein set forth.

     SECTION 2.  EXCLUSIVE NATURE OF DUTIES

     The Distributor shall be the exclusive representative of each Company to act as principal underwriter and distributor of the Company's Funds except that the rights given under this Agreement to the Distributor shall not apply to Shares issued in connection with the merger, consolidation or reorganization of any other investment company with a Fund; a Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company; or the reinvestment in Shares by a Fund's shareholders of dividends or other distributions or any other offering by a Company of securities to its shareholders.

     SECTION 3.  PURCHASE OF SHARES; OFFERING OF SHARES

     (a) The Distributor shall have the right to buy from each Company the Shares needed to fill unconditional orders for unsold Shares of the Funds as shall then be effectively registered under the


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Securities Act placed with the Distributor by investors or securities dealers or depository institutions or other financial intermediaries acting as agent for their customers or on their own behalf. Alternatively, the Distributor may act as a Company's agent, to offer, and to solicit offers to subscribe to, unsold Shares of the Funds as shall then be effectively registered under the Securities Act. The Distributor will promptly forward all orders and subscriptions for Shares of a Company to the Company. The price which the Distributor shall pay for Shares purchased from a Company and the price that the Distributor shall offer Shares shall be the net asset value, determined as set forth in Section 3(c) hereof, used in determining the public offering price on which the orders are based. Shares purchased by the Distributor are to be resold by the Distributor to investors at the public offering price, as set forth in Section 3(b) hereof, or to securities dealers, depository institutions or other financial intermediaries acting as agent for their customers that have entered into agreements with the Distributor pursuant to
Section 9 hereof or acting on their own behalf. The Companies reserve the right to sell Shares of their Funds directly to investors through subscriptions received by the Company, but no such direct sales shall affect the sales charges due to the Distributor hereunder.

     (b) The public offering price of the Shares of a Fund, i.e., the price per Share at which the Distributor or selected dealers or selected agents (each as defined in Section 11 hereof) may sell Shares to the public or to those persons eligible to invest in Shares as described in the applicable Prospectus, shall be the public offering price determined in accordance with the then currently effective Prospectus of the Fund or Class thereof under the Securities Act, relating to such Shares, but not to exceed the net asset value at which the Distributor, when acting as principal, is to purchase such Shares, plus, in the case of Shares for which an initial sales charge is assessed, an initial charge equal to a specified percentage or percentages of the public offering price of the Shares as set forth in the current Prospectus relating to the Shares. In the case of Shares for which an initial sales charge may be assessed, Shares may be sold to certain classes of persons at reduced sales charges or without any sales charge as from time to time set forth in the current Prospectus relating to the Shares. Each Company will advise the Distributor of the net asset value per Share at each time as the net asset value per Share shall have been determined by the Company.

     (c) The net asset value per Shares of each Fund or Class thereof shall be determined by the applicable Company, or an agent of the Company, as of the close of the New York Stock Exchange or such other time as set forth in the applicable Prospectus on each Fund business day in accordance with the method set forth in the Prospectus and guidelines established by the Company's Board.

     (d) Each Company reserves the right to suspend the offering of Shares of any or all of its Funds or of any class thereof at any time in the absolute discretion of the Company's Board, and upon notice of such suspension the Distributor shall cease to offer Shares of the Funds or Classes thereof specified in the notice.

     (e) Each Company, or any agent of the Company designated in writing to the Distributor by the Company, shall be promptly advised by the Distributor of all purchase orders for Shares received by the Distributor and all subscriptions for Shares obtained by the Distributor as agent shall be

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directed to the Company for acceptance and shall not be binding until accepted by the Company. Any order or subscription may be rejected by the Company; provided, however, that a Company will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. Each Company (or its agent) will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Company (or its agent) of payment thereof, will issue such Shares in certificated or uncertificated form pursuant to the instructions of the Distributor. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Company (or its agent).

     SECTION 4.  REPURCHASE OR REDEMPTION OF SHARES

     (a) Any of the outstanding Shares of a Fund or Class thereof may be tendered for redemption at any time, and the applicable Company agrees to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Company's Organic Documents and the Prospectus relating to the Shares. The price to be paid to redeem or repurchase the Shares of a Fund shall be equal to the net asset value calculated in accordance with the provisions of Section 3(b) hereof less, in the case of Shares for which a deferred sales charge is assessed, a deferred sales charge equal to a specified percentage or percentages of the net asset value of those Shares as from time to time set forth in the Prospectus relating to those Shares (or, in the case of Flag Investors Cash Reserve Prime Shares Class A Shares and Flag Investors Cash Reserve Prime Shares Class B Shares (collectively "Exchange Shares"), relating to Exchange Shares and the Original Shares, as defined below) or their cost (or, in the case of Exchange Shares, the cost of the Class A Shares or Class B Shares of a Fund that were first purchased by the shareholder and then exchanged, either directly or indirectly through a series of exchanges, for the Exchange Shares (the "Original Shares")), whichever is less. Shares of a Fund or Class thereof for which a deferred sales charge may be assessed and that have been outstanding for a specified period of time may be redeemed without payment of a deferred sales charge as from time to time set forth in the Prospectus relating to those Shares (or, in the case of Exchange Shares, relating to the Original Shares).

     (b) Each Company or its designated agent shall pay (i) the total amount of the redemption price consisting of the redemption price less any applicable deferred sales charge to the redeeming shareholder or its agent and (ii) except as may be otherwise required by the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. (the "NASD")and any interpretations thereof, any applicable deferred sales charges to the Distributor in accordance with the Distributor's instructions on or before the third business day subsequent to the Company or its agent having received the notice of redemption in proper form.

     (c) Redemption of Shares or payment therefor may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings,


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when trading thereon is restricted, when an emergency exists as a result of which disposal by a Company of securities owned by a Fund of that Company is not reasonably practicable or it is not reasonably practicable for the Company fairly to determine the value of a Fund's net assets, or during any other period when the SEC so permits.

     SECTION 5.  DUTIES AND REPRESENTATIONS OF THE DISTRIBUTOR

     (a) The Distributor shall use reasonable efforts to sell Shares of the Funds upon the terms and conditions contained herein and in the then current Prospectus. The Distributor shall devote reasonable time and effort to effect sales of Shares but shall not be obligated to sell any specific number of Shares. The services of the Distributor to the Companies hereunder are not to be deemed exclusive, and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

     (b) In selling Shares of the Funds, the Distributor shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares. None of the Distributor, any selected dealer, any selected agent or any other person is authorized by any Company to give any information or to make any representations other than as is contained in a Fund's Prospectus or any advertising materials or sales literature specifically approved in writing by the applicable Company or its agents.

     (c) The Distributor shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD and any other applicable self-regulatory organization.

     (d) The Distributor will perform its duties hereunder under the supervision of and in accordance with the directives of the applicable Board. The Distributor will perform its duties hereunder in accordance with the applicable Company's Organic Documents and Prospectuses and with the instructions and directions of the Boards and will conform to and comply with the requirements of the 1940 Act, the Securities Act and other applicable laws.

     (e) The Distributor shall provide each Company's Board with a written report of the amounts expended in connection with this Agreement as requested by the applicable Board.

     (f) The Distributor represents and warrants to each Company that:

                  (i) It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and it is duly qualified to carry on its business in the State of Maine;


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                  (ii) It is empowered under applicable laws and by its
         Articles of Incorporation to enter into and perform this Agreement;

                  (iii) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

                  (iv) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

                  (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Distributor, enforceable against the Distributor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

                  (vi) It is registered under the 1934 Act with the SEC as a broker-dealer, it is a member in good standing of the NASD, it will abide by the rules and regulations of the NASD, and it will notify each Company if its membership in the NASD is terminated or suspended; and

                  (vii) The performance by the Distributor of its obligations hereunder does not and will not contravene any provision of its Articles of Incorporation.

     (g) Notwithstanding anything in this Agreement, including the Appendices, to the contrary, the Distributor makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 11 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

     SECTION 6.  DUTIES AND REPRESENTATIONS OF A COMPANY

     (a) Each Company shall furnish to the Distributor copies of all financial statements and other documents to be delivered to shareholders or investors at least two Fund business days prior to such delivery and shall furnish the Distributor copies of all other financial statements, documents and other papers or information which the Distributor may reasonably request for use in connection with the distribution of Shares. Each Company shall make available to the Distributor the number of copies of the Prospectuses of the Fund's of that Company as the Distributor shall reasonably request.

     (b) Each Company shall take, from time to time, subject to the approval of its Board and any required approval of the shareholders of the Company, all action necessary to fix the number of authorized Shares (if such number is not limited) and to register the Shares under the Securities Act,


                                       6


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to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

     (c) Each Company shall execute any and all documents, furnish to the Distributor any and all information and otherwise take all actions that may be reasonably necessary and cooperate with the Distributor and all other parties in taking any action as may be necessary to register or qualify the Company's Shares for sale under the securities laws of the various states of the United States and other jurisdictions ("States"). Any registration or qualification may be withheld, terminated or withdrawn by the applicable Company at any time in its discretion. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by each Company in connection with such registration or qualification.

     (d) Each Company represents and warrants to the Distributor that:

                  (i) It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland;

                  (ii) It is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

                  (iii) All proceedings required by the Organic Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

                  (iv) It is registered as an open-end management investment company with the SEC under the 1940 Act;

                  (v) All Shares, when issued, shall be validly issued, fully paid and non-assessable;

                  (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

                  (vii) The performance by the Company of its obligations hereunder does not and will not contravene any provision of its Articles of Incorporation.

                  (viii) The Company's Registration Statement is currently effective and will remain effective with respect to all Shares of the Company's Funds and Classes thereof being offered for sale;

                  (ix) It will use its best efforts to ensure that its Registration Statement and Prospectuses have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder;

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                  (x) It will use its best efforts to ensure that (A) its
         Registration Statement and Prospectuses contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder, (B) all statements of fact contained or to be contained in the Registration Statement or Prospectuses are or will be true and correct at the time indicated or on the effective date as the case may be and (C) neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares;

                  (xi) It will from time to time file such amendment or amendments to its Registration Statement and Prospectuses as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectuses at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares ("Required Amendments");

                  (xii) It shall not file any amendment to its Registration Statement or Prospectuses without giving the Distributor reasonable advance notice thereof (which shall be at least three Fund business days); provided, however, that nothing contained in this Agreement shall in any way limit a Company's right to file at any time such amendments to its Registration Statement or Prospectuses, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional; and

                  (xiii) It will use its best efforts to ensure that (A) any amendment to its Registration Statement or Prospectuses hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder, (B) all statements of fact contained in the Registration Statement or Prospectuses will, when be true and correct at the time indicated or on the effective date as the case may be and (C) no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.


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     SECTION 7.  STANDARD OF CARE

     (a) The Distributor shall use its best judgment and efforts in rendering services to each Company under this Agreement but shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by the Distributor in writing. The Distributor shall not be liable to any Company or any of a Company's shareholders for any error of judgment or mistake of law, for any loss arising out of any investment, or for any action or inaction of the Distributor in the absence of bad faith, willful misfeasance or gross negligence in the performance of the Distributor's duties or obligations under this Agreement or by reason or the Distributor's reckless disregard of its duties and obligations under this Agreement

     (b) The Distributor shall not be liable to a Company for any action taken or failure to act in good faith reliance upon:

                  (i) the advice of the Company or of counsel, who may be counsel to the Company or counsel to the Distributor;

                  (ii) any oral instruction which the Distributor receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Company's Board to give such oral instruction (the Distributor shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction);

                  (iii) any written instruction or certified copy of any resolution of the Company's Board, and the Distributor may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by the Distributor to have been validly executed; or

                  (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by the Distributor to be genuine and to have been signed or presented by the Company or other proper party or parties;

and the Distributor shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which the Distributor reasonably believes in good faith to be genuine.


         (c) The Distributor shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe,

                                      - 9 -



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acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply. In addition, to the extent the Distributor's obligations hereunder are to oversee or monitor the activities of third parties, the Distributor shall not be liable for any failure or delay in the performance of the Distributor's duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with the Distributor.

     SECTION 8.  INDEMNIFICATION

     (a) Each Company will indemnify, defend and hold the Distributor, its employees, agents, directors and officers and any person who controls the Distributor within the meaning of section 15 of the Securities Act or section 20 of the 1934 Act ("Distributor Indemnitees") free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) which any Distributor Indemnitee may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Company's Registration Statement or Prospectuses or arising out of or based upon any alleged omission to state a material fact required to be stated in any one thereof or necessary to make the statements in any one thereof not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Company in connection with the preparation of the Registration Statement or exhibits to the Registration Statement by or on behalf of the Distributor ("Distributor Claims").

     After receipt of the Distributor's notice of termination under Section 13(e), the Company shall indemnify and hold each Distributor Indemnitee free and harmless from and against any Distributor Claim; provided, that the term Distributor Claim for purposes of this sentence shall mean any Distributor Claim related to the matters for which the Distributor has requested amendment to the Company's Registration Statement and for which the Company has not filed a Required Amendment, regardless of with respect to such matters whether any statement in or omission from the Registration Statement was made in reliance upon, or in conformity with, information furnished to the Company by or on behalf of the Distributor.

     (b) A Company may assume the defense of any suit brought to enforce any Distributor Claim and may retain counsel of good standing chosen by the Company and approved by the Distributor, which approval shall not be withheld unreasonably. The Company shall advise the Distributor that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim. If the Company assumes the defense of any such suit and retains counsel, the defendants shall bear the fees and expenses of any additional counsel that they retain. If the Company does not


                                       10


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assume the defense of any such suit, or if Distributor does not approve of counsel chosen by the Company or has been advised that it may have available defenses or claims that are not available to or conflict with those available to the Company, the Company will reimburse any Distributor Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains. A Distributor Indemnitee shall not settle or confess any claim without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.

     (c) The Distributor will indemnify, defend and hold each Company and its several officers and directors (collectively, the "Company Indemnitees"), free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith), but only to the extent that such claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses result from, arise out of or are based upon:

                  (i) any alleged untrue statement of a material fact contained in the Company's Registration Statement or Prospectus or any alleged omission of a material fact required to be stated or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in writing in connection with the preparation of the Registration Statement or Prospectus by or on behalf of the Distributor; or

                  (ii) any act of, or omission by, Distributor or its sales representatives that does not conform to the standard of care set forth in Section 7 of this Agreement (collectively, "Company Claims").

     (d) The Distributor may assume the defense of any suit brought to enforce any Company Claim and may retain counsel of good standing chosen by the Distributor and approved by the Company, which approval shall not be withheld unreasonably. The Distributor shall advise the Company that it will assume the defense of the suit and retain counsel within ten (10) days of receipt of the notice of the claim. If the Distributor assumes the defense of any such suit and retains counsel, the defendants shall bear the fees and expenses of any additional counsel that they retain. If the Distributor does not assume the defense of any such suit, or if Company does not approve of counsel chosen by the Distributor or has been advised that it may have available defenses or claims that are not available to or conflict with those available to the Distributor, the Distributor will reimburse any Company Indemnitee named as defendant in such suit for the reasonable fees and expenses of any counsel that person retains. A Company Indemnitee shall not settle or confess any claim without the prior written consent of the Distributor, which consent shall not be unreasonably withheld or delayed.

     (e) A Company's and the Distributor's obligations to provide indemnification under this Section is conditioned upon the Company or the Distributor receiving notice of any action brought

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against a Distributor Indemnitee or Company Indemnitee, respectively, by the person against whom such action is brought within twenty (20) days after the summons or other first legal process is served. Such notice shall refer to the person or persons against whom the action is brought. The failure to provide such notice shall not relieve the party entitled to such notice of any liability that it may have to any Distributor Indemnitee or Company Indemnitee except to the extent that the ability of the party entitled to such notice to defend such action has been materially adversely affected by the failure to provide notice.

     (f) The provisions of this Section and the parties' representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Distributor Indemnitee or Company Indemnitee and shall survive the sale and redemption of any Shares made pursuant to subscriptions obtained by the Distributor. The indemnification provisions of this Section will inure exclusively to the benefit of each person that may be a Distributor Indemnitee or Company Indemnitee at any time and their respective successors and assigns (it being intended that such persons be deemed to be third party beneficiaries under this Agreement).

     (g) The Distributor agrees promptly to notify each Company of the commencement of any litigation or proceeding of which it becomes aware arising out of or in any way connected with the issuance or sale of Shares. Each Company agrees promptly to notify the Distributor of the commencement of any litigation or proceeding of which it becomes aware arising out of or in any way connected with the issuance or sale of its Shares.

     (h) Nothing contained herein shall require a Company to take any action contrary to any provision of its Organic Documents or any applicable statute or regulation or shall require the Distributor to take any action contrary to any provision of its Articles of Incorporation or Bylaws or any applicable statute or regulation; provided, however, that no Company nor the Distributor may amend their Organic Documents or Articles of Incorporation and Bylaws, respectively, in any manner that would result in a violation of a representation or warranty made in this Agreement, except if required by any applicable statute or regulation.

     (i) Nothing contained in this section shall be construed to protect the Distributor against any liability to a Company or the security holders of the Company to which the Distributor would otherwise be subject by reason of its failure to satisfy the standard of care set forth in Section 7 of this Agreement.


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     SECTION 9.  NOTIFICATION TO THE DISTRIBUTOR

         A Company shall advise the Distributor immediately: (i) of any request by the SEC for amendments to the Company's Registration Statement or Prospectus or for additional information; (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Company's Registration Statement or any Prospectus or the initiation of any proceedings for that purpose; (iii) of the happening of any material event which makes untrue any statement made in the Company's then current Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading; and (iv) of all action of the SEC with respect to any amendments to the Company's Registration Statement or Prospectus which may from time to time be filed with the Commission under the 1940 Act or the Securities Act.

     SECTION 10.  COMPENSATION; EXPENSES

     (a) In consideration of the Distributor's services in connection with the distribution of Shares of each Fund and Class thereof, the Distributor shall receive: (i) any applicable sales charge assessed upon investors in connection with the purchase of Shares; (ii) from the applicable Company, any applicable contingent deferred sales charge ("CDSC") assessed upon investors in connection with the redemption of Shares; (iii) from the applicable Company, the distribution service fees with respect to the Shares of those Classes as designated in Appendix A for which a plan under Rule 12b-1 under the 1940 Act (a "Plan") is effective (the "Distribution Fee"); and (iv) from the applicable Company, the shareholder service fees with respect to the Shares of those Classes as designated in Appendix A (the "Service Fee"). The Distribution Fee and Service Fee shall be accrued daily by each applicable Fund or Class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month but in any event on or before the fifth (5th) Fund business day after month-end, at the rate or in the amounts set forth in Appendix A and, as applicable, the Plan(s). Each Company grants and transfers to the Distributor a general unperfected lien and security interest in any and all securities and other assets of the Company's Fund now or hereafter maintained in an account at the Fund's custodian on behalf of the Fund to secure any Distribution Fees and Service Fees owed the Distributor by the Company under this Agreement.

     (b) Each Company shall cause its transfer agent (the "Transfer Agent") to withhold, from redemption proceeds payable to holders of Shares of the Funds and the Classes thereof, all CDSCs properly payable by the shareholders in accordance with the terms of the applicable Prospectus and shall cause the Transfer Agent to pay such amounts over to the Distributor as promptly as possible after the settlement date for each redemption of Shares.

     (c) Except as specified in Sections 8 and 10(a), the Distributor shall be entitled to no compensation or reimbursement of expenses for the services provided by the Distributor pursuant to this Agreement. The Distributor may receive compensation from a Fund's investment adviser, other service providers or their respective affiliates (collectively, the "Adviser") for its services hereunder or for additional services all as may be agreed to between the Adviser and the Distributor.

Notwithstanding anything in this Agreement to the contrary, to the extent the Distributor receives compensation from the Adviser that is disclosed to the Board of a Company, the Company will indemnify, defend and hold each Distributor Indemnitees free and harmless from and against any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (including the cost of investigating or defending such claims, demands, actions, suits or liabilities and any reasonable counsel fees incurred in connection therewith) related in any way to such payment.

     (d) Each Company shall be responsible and assumes the obligation for payment of all the expenses of the Company's Funds, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Registration Statement and Prospectuses (including but not limited to the expense of setting in type the Registration Statement and Prospectuses and printing sufficient quantities for internal compliance, regulatory purposes and for distribution to current shareholders).

     (e) A Company shall bear the cost and expenses (i) of the registration of its Shares for sale under the Securities Act; (ii) of the registration or qualification of its Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Company, or its the Funds or the Classes thereof (but not the Distributor) as an issuer or as a broker or dealer, in such States as shall be selected by the Company and the Distributor pursuant to Section 6(c) hereof; and (iv) payable to each State for continuing registration or qualification therein until the Company decides to discontinue registration or qualification pursuant to Section 6(c) hereof. The Distributor shall pay all expenses relating to the Distributor's broker-dealer qualification.

     SECTION 11.  SELECTED DEALER AND SELECTED AGENT AGREEMENTS

     (a) The Distributor shall have the right to enter into sub-distribution agreements with securities dealers of its choice ("selected dealers") and with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents; provided, that all such agreements shall be in substantially the form of agreement as set forth in Appendix B hereto. Shares of each Fund or Class thereof shall be resold by selected dealers or selected agents only at the public offering price(s) set forth in the Prospectus relating to the Shares. The Distributor shall offer and sell Shares of the Funds only to such selected dealers as are members in good standing of the NASD. The Distributor shall have the right to enter into shareholder servicing agreements with financial intermediaries of its choice; provided, that all such agreements shall be in substantially the form of agreement as set forth in Appendix C hereto.

     (b) The Distributor will supervise each Fund's relationship with selected dealers and agents and may make payments to those selected dealers and agents in such amounts as the Distributor may determine from time to time in its sole discretion. The amount of payments to selected dealers and agents by the Distributor may be reviewed by the various Boards from time to time; provided, however, that no payment by the Distributor to any selected dealer or agent with respect to a Share shall exceed the amount of payments made to the Distributor hereunder with respect to that Share.

     SECTION 12.  CONFIDENTIALITY

     The Distributor agrees to treat all records and other information related to a Company as proprietary information of that Company and, on behalf of itself and its employees, to keep confidential all such information, except that the Distributor may:

                  (i) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

                  (ii) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

                  (iii) release such other information as approved in writing by the Company, which approval shall not be unreasonably withheld;

provided, however, that the Distributor may release any information regarding a Company without the consent of the Company if the Distributor reasonably believes that it may be exposed to civil or criminal legal proceedings for failure to comply, when requested to release any information by duly constituted authorities or when so requested by the Company.

     SECTION 13.  EFFECTIVENESS, DURATION AND TERMINATION

     (a) This Agreement shall become effective with respect to each series or class listed in Appendix A on the later of (i) August 31, 1997 or (ii) the date on which a Company's Registration Statement relating to Shares of the Fund becomes effective. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

     (b) This Agreement shall continue in effect with respect to a Fund for a period of one year from its effectiveness and thereafter shall continue in effect with respect to a Fund until terminated; provided, that continuance is specifically approved at least annually (i) by the applicable Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Directors of the applicable Company (I) who are not parties to this Agreement or interested persons of any such party (other than as Directors of the Company) and (II) with respect to each

Class of a Fund for which there is an effective Plan, who do not have any direct or indirect financial interest in any such Plan applicable to the Class or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on such approval.

     (c) This Agreement may be terminated at any time with respect to a series or class, without the payment of any penalty, (i) by the applicable Board or by a vote of a majority of the outstanding voting securities of the Fund or, with respect to each Class of a Fund for which there is an effective Plan, a majority of Directors of the Company who do not have any direct or indirect financial interest in any such Plan or in any agreements related to the Plan, on 60 days' written notice to the Distributor or (ii) by the Distributor on 60 days' written notice to the applicable Company.

     (d) This Agreement shall automatically terminate upon its assignment and upon the termination of the Distributor's membership in the NASD.

     (e) If a Company shall not file a Required Amendment within fifteen days following receipt of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement with that Company immediately.

     (f) The obligations of Sections 5(e), 6(d), 8, 9 and 10 shall survive any termination of this Agreement with respect to a Fund or Company.

     SECTION 14.  NOTICES

     Any notice required or permitted to be given hereunder by the Distributor to a Company or a Company to the Distributor shall be deemed sufficiently given if personally delivered or sent by telegram, facsimile or registered, certified or overnight mail, postage prepaid, addressed by the party giving such notice to the other party at the last address furnished by the other party to the party giving such notice, and unless and until changed pursuant to the foregoing provisions hereof each such notice shall be addressed to the Company or the Distributor, as the case may be, at their respective principal places of business.

     SECTION 15.  ACTIVITIES OF THE DISTRIBUTOR

     Except to the extent necessary to perform the Distributor's obligations hereunder, nothing herein shall be deemed to limit or restrict the Distributor's right, or the right of any of the Distributor's employees, agents, officers or directors who may also be a director, officer or employee of a Company, or affiliated persons of a Company to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.


     SECTION 16.  ADDITIONAL FUNDS AND CLASSES



         In the event that a Company establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement upon approval of this Agreement by the applicable Company with respect to the series of Shares or class of Shares and the execution of an amended Appendix A reflecting the applicable names and terms. The Distributor may elect not to make any such series or classes subject to this Agreement.

     SECTION 17.  MISCELLANEOUS

         (a) The Distributor shall not be liable to any Company and no Company shall be liable to the Distributor for consequential damages under any provision of this Agreement.

         (b) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Distributor and the applicable Company.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of New York.

         (d) This Agreement constitutes the entire agreement between the Distributor and each Company and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (h) Notwithstanding any other provision of this Agreement, the Distributor and each Company agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

     (i) No affiliated person, employee, agent, officer or director of the Distributor shall be liable at law or in equity for the Distributor's obligations under this Agreement.

     (j) Each Company shall be liable to the Distributor only with respect to those Funds and Classes of that Company and the Distributor shall look solely to the applicable Company to satisfy any liability of a Fund or Class thereof to the Distributor.

     (k) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

     (l) The terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the 1940 Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


                                      FLAG INVESTORS FAMILY OF FUNDS

                                      Flag Investors Telephone Income Fund, Inc.


                                      By: /s/ Amy M. Olmert, Secretary
                                          --------------------------------
                                                  [Officer name]
                                                   [Title]

                                      Flag Investors International Fund, Inc.

                                  By: /s/ Amy M. Olmert, Secretary
                                      --------------------------------
                                        [Officer name]
                                         [Title]

                                  Flag Investors Emerging Growth Fund, Inc.


                                  By: /s/ Amy M. Olmert, Secretary
                                      --------------------------------
                                        [Officer name]
                                         [Title]

                                  Total Return U.S. Treasury Fund, Inc.


                                  By: /s/ Amy M. Olmert, Secretary
                                      --------------------------------
                                        [Officer name]
                                         [Title]

                                  BT Alex. Brown Cash Reserve Fund, Inc.


                                  By: /s/ Amy M. Olmert, Secretary
                                      --------------------------------
                                        [Officer name]
                                         [Title]

                                  Managed Municipal Fund, Inc.


                                  By: /s/ Amy M. Olmert, Secretary
                                      --------------------------------
                                        [Officer name]
                                         [Title]

                                  Flag Investors Short-Intermediate Income Fund, Inc.


                                  By: /s/ Amy M. Olmert, Secretary
                                      --------------------------------
                                        [Officer name]
                                         [Title]

                                  Flag Investors Value Builder Fund, Inc.

                                By: /s/ Amy M. Olmert, Secretary
                                    --------------------------------
                                        [Officer name]
                                         [Title]

                                Flag Investors Real Estate Securities Fund, Inc.


                                By: /s/ Amy M. Olmert, Secretary
                                    --------------------------------
                                        [Officer name]
                                         [Title]

                                Flag Investors Equity Partners Fund, Inc.


                                By: /s/ Amy M. Olmert, Secretary
                                    --------------------------------
                                        [Officer name]
                                         [Title]

                                Flag Investors Maryland Intermediate Tax-Free Income Fund, Inc.


                                By: /s/ Amy M. Olmert, Secretary
                                    --------------------------------
                                        [Officer name]
                                         [Title]

                                ICC DISTRIBUTORS, INC.


                                By: /s/ John Y. Keffer
                                    --------------------------------
                                        John Y. Keffer
                                         President

                         FLAG INVESTORS FAMILY OF FUNDS
                             DISTRIBUTION AGREEMENT


                                   Appendix A
                              as of August 31, 1997

---------------------------------------------------------------------------------------------------------------------
                                                                                        Distribution         Service
Company/Fund                                       Class                                    Fee                Fee
---------------------------------------------------------------------------------------------------------------------
Flag Investors Telephone Income Fund, Inc.         Class A                                 0.25%                --
                                                   Class B(1)                              0.75%              0.25%
                                                   Class D                                 0.60%                --
---------------------------------------------------------------------------------------------------------------------
Flag Investors International Fund, Inc.            Class A                                 0.25%                --
                                                   Class B(1)                              0.75%              0.25%
---------------------------------------------------------------------------------------------------------------------
Flag Investors Emerging Growth Fund, Inc.          Class A                                 0.25%                --
                                                   Class B(1)                              0.75%              0.25%
                                                   Institutional Class                       --                 --
                                                   ABCAT Class(3)                            --                 --
---------------------------------------------------------------------------------------------------------------------
Total Return U.S. Treasury Fund, Inc.              Flag Investors Class A                  0.25%                --
                                                   Flag Investors Class B                  0.35%              0.25%
---------------------------------------------------------------------------------------------------------------------
BT Alex. Brown Cash Reserve Fund, Inc.
   Prime Series Portfolio                          Flag Investors Cash Reserves
                                                   Prime Shares - Class A                  0.25%                --
                                                   Flag Investors Cash Reserves
                                                   Prime Shares - Class B(1)               0.75%              0.25%
                                                   Prime Class                             0.25%                --
                                                   Institutional Class                       --                 --
                                                   Quality Cash Reserves Class             0.60%                --
   Tax Free Portfolio                                                                      0.25%                --
   Treasury Portfolio                              Institutional Class                       --                 --
                                                   General unnamed class                   0.25%                --
---------------------------------------------------------------------------------------------------------------------
Managed Municipal Fund, Inc.                       Flag Investors Class A                  0.25%                --
                                                   Flag Investors Class B(1)               0.75%              0.25%
---------------------------------------------------------------------------------------------------------------------
Flag Investors Short-Intermediate Income Fund,
Inc.                                               Class A                                 0.25%                --
                                                   Class B(1)                              0.75%              0.25%
                                                   Institutional Class                       --                 --
                                                   ABCAT Class(3)                            --                 --
---------------------------------------------------------------------------------------------------------------------
Flag Investors Value Builder Fund, Inc.            Class A                                 0.25%                --
                                                   Class B(1)                              0.75%              0.25%
                                                   Class D                                 0.60%                --
                                                   Institutional Class                       --                 --
---------------------------------------------------------------------------------------------------------------------

                                     - A1 -


---------------------------------------------------------------------------------------------------------------------
Flag Investors Real Estate Securities Fund, Inc.   Class A                                 0.25%                --
                                                   Class B(1)                              0.75%              0.25%
                                                   Institutional Class                       --                 --
---------------------------------------------------------------------------------------------------------------------
Flag Investors Equity Partners Fund, Inc.          Class A                                 0.25%                --
                                                   Class B(1)                              0.75%              0.25%
                                                   Institutional Class                       --                 --
---------------------------------------------------------------------------------------------------------------------


                                     - A2 -



---------------------------------------------------------------------------------------------------------------------
                                                                                        Distribution         Service
Company/Fund                                       Class                                    Fee                Fee
---------------------------------------------------------------------------------------------------------------------
Flag Investors Maryland Intermediate Tax-Free
Income Fund, Inc.                                  Class A                                 0.25%                --
                                                   Class B(1)                              0.75%              0.25%
                                                   Institutional Class                       --                 --
                                                   ABCAT Class(2)                            --                 --
---------------------------------------------------------------------------------------------------------------------

(1) Not currently offered.
(2) ABCAT Class means Alex Brown Advisory Capital and Trust Class.
(3) Only available through exchange.


                                     - A3 -

                         Flag Investors Family of Funds
                             Distribution Agreement
                                   Appendix B
                      [Form of Sub-Distribution Agreement]

                         FLAG INVESTORS FAMILY OF FUNDS
                             DISTRIBUTION AGREEMENT


                                   Appendix C
                    [Form of Shareholder Services Agreement]






                                     - C1 -